UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2007

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On August 27, 2007, we entered into a Statement of Work for an additional investment by Comcast to fund engineering work for the development of additional releases of the TiVo-branded, TiVo-service enabling software for Comcast DVR platforms and to enable such software on other Comcast DVR platforms, including Scientific Atlanta DVRs.

We also concurrently entered into the Fourth Amendment to the Licensing and Marketing Agreement with Comcast STB Software DVR, LLC and Comcast Corporation. The amendment provides for a modification to the amount and timing of fees for the initial development and certain future development of, and maintenance and support related to, the TiVo-branded, TiVo service-enabling software solution for Comcast’s DVR platforms. We also modified our agreement with respect to eight additional one-year renewal terms beyond the initial term expiring June 30, 2014, which are exercisable at Comcast’s option, moving the requisite deployment thresholds from June 30, 2014 to the renewal term beginning after June 30, 2019.

The foregoing description of our Fourth Amendment to the Licensing and Marketing Agreement with Comcast STB Software DVR, LLC and Comcast Corporation is qualified in its entirety by reference to the provisions of the amendment to be filed with our Quarterly Report on Form 10-Q for the quarter ending July 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: August 29, 2007	By:	/s/ Cal Hoagland
Cal Hoagland
Interim Chief Financial Officer